UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

Form 8-K
Current Report
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): January 5, 2011
FIRST BANCORP.
(Exact Name of Registrant as Specified in its Charter)

001-14793
(Commission File Number)

Puerto Rico	66-0561882
(State or Other Jurisdiction	(I.R.S. Employer
of Incorporation)	Identification No.)
1519 Ponce de Leon
San Juan, Puerto Rico 00908-0146
(Address of Principal Executive Offices) (Zip Code)
(787) 729 8200
(Registrant’s Telephone Number, including Area Code)
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On January 5, 2011, First BanCorp. (the “Corporation”) announced that, effective as of 12:01 a.m. on January 7, 2011, it has implemented a 1-for-15 reverse stock split of all outstanding shares of its common stock. A copy of the press release is incorporated herein by reference from Exhibit 99.1 hereto. On January 5, 2011, the Corporation also filed a certificate of amendment to the Restated Articles of Incorporation (the “Certificate of Amendment”) with the Puerto Rico Department of State effecting the reverse stock split, which became effective at 12:01 a.m. on January 7, 2011.
At the Corporation’s Special Meeting of Stockholders held on August 24, 2010, the Corporation’s stockholders approved an amendment to the Corporation’s Restated Articles of Incorporation to implement a reverse stock split at a ratio, to be determined by the Corporation’s Board of Directors in its sole discretion, within the range of one new share of common stock for 10 old shares and one new share for 20 old shares. As authorized, the Board has elected to effect a reverse stock split at a ratio of 1-for-15. The Certificate of Amendment was approved by the Corporation’s Board of Directors on January 5, 2011.
The 1-for-15 reverse stock split automatically converts 15 old shares of the Corporation’s common stock into one new share of common stock, and reduces the number of outstanding shares of common stock from approximately 320 million shares to approximately 21 million shares of common stock. The Corporation will not issue fractional shares in connection with the reverse stock split. For cases in which the reverse stock split results in any stockholder holding fractional shares, the stockholder will receive a cash payment (without interest) in lieu of such fractional shares. All outstanding options, warrants, convertible preferred stock and other rights convertible into or exercisable for shares of common stock will be adjusted in accordance with their respective terms to account for the 1-for-15 reverse stock split.
The Corporation’s common stock began trading on a post-reverse stock split basis on the New York Stock Exchange on Friday, January 7, 2011, and will continue to trade on the New York Stock Exchange under the symbol “FBP.”
The Restated Articles are attached as Exhibit 3.1 hereto and the terms thereof are incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d)	Exhibits

Exhibit	Description of Exhibit

3.1	Certificate of Amendment to the Restated Articles of Incorporation of First BanCorp.

99.1	Press Release dated January 5, 2011.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 10, 2011	FIRST BANCORP.

	By: Name:	/s/ Lawrence Odell Lawrence Odell
	Title:	Executive Vice President and
General Counsel

Exhibit Index

Exhibit	Description of Exhibit

3.1	Certificate of Amendment to the Restated Articles of Incorporation of First BanCorp.

99.1	Press Release dated January 5, 2011.